Exhibit 23.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Wegener Corporation
Duluth, Georgia

     We hereby consent to the incorporation by reference in the Registration Statements (File No. 33-45390, No. 33-42007, No. 33-62849, No. 333-08017, No.
333-27527,  No. 333-29887, No. 333-51205 and No. 333-29889) of our reports dated
October 22, 1998 relating to the consolidated financial statements and schedule of Wegener Corporation and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended August 28, 1998.


                                        /s/ BDO Seidman, LLP

Atlanta, Georgia                        BDO Seidman, LLP
November 10, 1998